Exhibit 32.1

CERTIFICATIONS OF THE PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of MRV Communications, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in his capacity listed below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MRV COMMUNICATIONS, INC.

Date: May 10, 2010	By: /s/ Noam Lotan
Noam Lotan
Chief Executive Officer
Principal Executive Officer

Date: May 10, 2010	By: /s/ Chris King
Chris King
Chief Financial Officer
Principal Financial Officer